UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2018

G-III APPAREL GROUP, LTD.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18183 (Commission File Number)	41-1590959 (IRS Employer Identification No.)

512 Seventh Avenue New York, New York (Address of principal executive offices)	10018 (Zip Code)

Registrant’s telephone number, including area code: (212) 403-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 26, 2018, the Compensation Committee of our Board of Directors granted restricted stock units, pursuant to our 2015 Long-Term Incentive Plan, as amended (the “2015 Plan”), that will enable the following persons to receive shares of our common stock, subject to satisfaction of specified conditions, as follows: (i) up to 132,122 shares to Morris Goldfarb, our Chairman and Chief Executive Officer, who is also a Director; (ii) up to 88,081 shares to Sammy Aaron, our Vice Chairman and President, who is also a Director; (iii) up to 66,061 shares to Wayne S. Miller, our Chief Operating Officer; (iv) up to 11,698 shares to Neal S. Nackman, our Chief Financial Officer; and (v) up to 33,030 shares to Jeffrey Goldfarb, our Executive Vice President, who is also a Director.

The above-named persons will be entitled to receive these shares of our common stock only if the performance conditions in clauses (a) and either (b)(1) or (b)(2) set forth below are satisfied:

(a) the average closing price per share of our common stock on the Nasdaq Global Select Market over a twenty consecutive trading day period ending on or prior to April 30, 2020 is at least $41.78 (which is 15% above the closing price on the date of the grant); and either

(b) (1) (i) the amount of our consolidated earnings before interest and financing charges, net, and income tax expense (“EBIT”) for the fiscal year ending January 31, 2019, subject to certain adjustments for non-recurring items, is at least 10% greater than EBIT for the fiscal year ended January 31, 2018, subject to certain adjustments for non-recurring items (“Fiscal 2018 EBIT”), or (ii) if the performance condition in clause (i) is not satisfied, our EBIT for the fiscal year ending January 31, 2020, subject to certain adjustments for non-recurring items, is at least 20% greater than Fiscal 2018 EBIT; or

(2) the average closing price per share of our common stock on the Nasdaq Global Select Market over a forty consecutive trading day period ending on or before January 31, 2020 is at least $45.4125 (which is 25% above the closing price on the date of grant).

(clauses (a) and (b) together, the “Performance Conditions”).

In addition, the right to receive shares of common stock pursuant to the above-described restricted stock unit grants will become vested in three equal annual installments on each of June 15, 2019, 2020 and 2021 (the “Time Vesting Condition”).

If the Performance Conditions are both satisfied, we will issue to an above-named grantee of restricted stock units one-third of the shares of common stock to which he is entitled under his grant on each of June 15, 2019, 2020 and 2021, but only if he remains employed by us or otherwise performs service for us on each vesting date. If both Performance Conditions are not satisfied within the above-described time periods, we will not issue any shares of common stock pursuant to the restricted stock unit grants. If both Performance Conditions are satisfied at any time during the above-reference time periods, we will issue shares of common stock in respect of all annual installment periods of the Time Vesting Condition for which shares have not previously been issued.

The number of shares of common stock to which the restricted stock units relate and the vesting price will be appropriately adjusted in the event of stock splits, stock dividends and other extraordinary corporate events.

A copy of the form of Restricted Stock Unit Agreement for these grants under the 2015 Plan is filed herewith as Exhibit 10.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) See “Item 1.01 Entry into a Material Definitive Agreement” above with respect to restricted stock unit grants to our named executive officers, Morris Goldfarb, Sammy Aaron, Wayne S. Miller, Neal S. Nackman and Jeffrey Goldfarb.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Restricted Stock Unit Agreement for April 26, 2018 restricted stock unit grants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2018	G-III APPAREL GROUP, LTD.

	By:	/s/ Neal S. Nackman
	Name:	Neal S. Nackman
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Restricted Stock Unit Agreement for April 26, 2018 restricted stock unit grants.